Exhibit 10.1

AGREEMENT REGARDING NEW EQUITY RAISE UNDER THE
MODIFIED SECOND AMENDED JOINT PLAN OF REORGANIZATION

THIS AGREEMENT REGARDING NEW EQUITY RAISE UNDER THE MODIFIED SECOND AMENDED JOINT PLAN OF REORGANIZATION (the “Agreement”) is made and entered into, effective as of April 13, 2009 (the “Effective Date”), by and among BLACK RAVEN ENERGY, INC., a Nevada corporation (the “Company”); WEST COAST OPPORTUNITY FUND, LLC, a Delaware limited liability company (“WCOF”); and the OFFICIAL COMMITTEE OF UNSECURED CREDITORS APPOINTED BY THE BANKRUPTCY COURT IN THE COMPANY’S BANKRUPTCY CASE (the “Committee”), with reference to the following facts:

RECITALS:

A.            On March 6, 2008, the Company and its subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”), which was styled as Case Number 08-12658 ABC (the “Proceeding”).

B.            On January 26, 2009, the Court confirmed that certain “Modified Second Amended Joint Plan of Reorganization filed by PRB Energy, Inc., and PRB Oil & Gas, Inc.,” dated December 3, 2008 (the “Plan”), and the confirmation of the Plan thereafter became effective on February 2, 2009 (the “Confirmation Date”).

C.            Pursuant to the Plan:

(i)            The Court allowed WCOF’s claim for payment of Sixteen Million Nine Hundred Fifty Thousand Dollars ($16,950,000) of the principal of, prepayment fees on, interest on, attorneys’ fees and costs of collection with respect to a secured loan from WCOF to the Company (the “Secured Loan”), as further described in Section 3.3 of the Plan;

(ii)           WCOF has loaned to the Company the additional sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Exit Financing Facility”), as further described in Section 5.4 of the Plan; and

(iii)          WCOF agreed to guarantee that the Company would raise a least Seven Million Five Hundred Thousand Dollars ($7,500,000) of additional equity financing (the “Additional Equity”) within 90 days following the Confirmation Date, as further described in Section 5.5 of the Plan;

The parties have agreed to execute this Agreement to modify the obligations of the parties under the Plan such that (i) WCOF is released from its obligation to procure, provide, or guaranty any Additional Equity; (ii) WCOF shall have certain rights and obligations with respect to the purchase of additional securities of the Company, and (iii) the obligations of the Company with respect to the Secured Loan and the Exit Financing Facility shall be modified as further described below.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound and to modify the Plan as set forth below, do hereby agree as follows:

1.             AGREEMENT OF PLAN.  Notwithstanding any provision of the Plan to the contrary:

1.1          WAIVER OF WCOF FUNDING OBLIGATION.  The Company and the Committee (pursuant to the power vested in the Committee by Section 5.5 of the Plan) hereby (a) agree that WCOF shall not have any further obligation to provide or guaranty the Company’s receipt of any of the $7,500,000 of Additional Equity contemplated by Section 5.5 of the Plan, and (b) waive and release WCOF from all further obligations under Section 5.5 of the Plan.

1.2          FURTHER FUNDING BY WCOF.  In consideration of the agreements of the Company and the Committee set forth in Section 1.1, above, WCOF hereby agrees that:

(a)           $500,000 ADDITIONAL INVESTMENT.  On or before the date that is ten (10) Business Days after the Effective Date of this Agreement, WCOF shall purchase one hundred sixty-six thousand six hundred sixty-seven (166,667) shares of the Company’s common stock at a price equal to Three Dollars ($3.00) per share, for an aggregate investment of Five Hundred Thousand Dollars ($500,000), provided that (i) at the closing of the purchase and sale of such shares, (A) the Company shall execute a definitive securities purchase agreement in commercially reasonable form, including representations and warranties of the Company that are similar to those provided by other issues of securities in comparable transactions, and (B) the Company shall deliver such certificates, and other documents and instruments as WCOF shall reasonably require, and (ii) such investment shall be subject to the preemptive rights, if any, of Holders of Class A-2, Class B-2, Class A-4, and Class B-5 Claims.

(b)           $3,000,000 ADDITIONAL INVESTMENT.  WCOF shall purchase shares of Company preferred stock, Company common stock or Company convertible debt instruments convertible into shares of Company common stock, by delivering to the Company, at any time and from time to time prior to September 30, 2010, a written notice specifying the security that WCOF elects to purchase and the amount of cash that WCOF elects then to invest, provided that:

(i)            The purchase price per share of common stock purchased by WCOF hereunder, and the conversion price for shares of preferred stock or convertible debt instruments that are purchased by WCOF hereunder and are convertible into shares of common stock, shall be Two Dollars ($2.00) per share of common stock.

(ii)           At the closing of the purchase and sale of securities under this Section 1.2(b), (A) the Company shall execute a definitive securities purchase agreement in commercially reasonable form, including representations and warranties of the Company that are similar to those provided by other issuers of securities in comparable transactions, and (B) the Company shall deliver such certificates, and other documents and instruments as WCOF shall reasonably require.

(iii)         Such investment shall be subject to the preemptive rights, if any, of Holders of Class A-2, Class B-2, Class A-4, and Class B-5 Claims.

1.3          MODIFICATION OF WCOF LOAN TERMS.  WCOF hereby agrees that:

(a)           TEMPORARY REDUCTION OF INTEREST RATE.

(i)            RATE ADJUSTMENTS.  Interest shall accrue and be paid on the unpaid principal of the Secured Loan and the Exit Financing Facility:

(A)          At a rate of two and one-half percent per annum (2.5%) during the period from and after the first date as of which WCOF was entitled under the Plan to have interest accrue thereon and until the first date as of which the Company has satisfied the “Capital Raise Condition” (as defined below) (the first date as of which the Company has satisfied such Capital Raise Condition, the “Interest Change Date”); and

(B)           At a rate of ten percent (10.0%) per annum (but not greater than the maximum rate permitted by applicable law) during the period from and after the Interest Change Date.

(ii)           CAPITAL RAISE CONDITION.  For purposes of this Section 1.3(a), the term “Capital Raise Condition” shall mean, and such condition shall be deemed to have been satisfied on the first date of which, the Company or any of its subsidiaries or other affiliates (including any partnership, limited liability company, joint venture, or other similar arrangement (e.g., any drilling joint venture or partnership) in which the Company has a direct or indirect interest) has received gross offering proceeds of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate, from any one or more of the following sources:

(A)          The issuance by the Company or any of its subsidiaries or other affiliates of additional equity or debt securities to WCOF (including but not limited to the issuance of securities pursuant to Sections 1.2(a) and (b), above);

(B)           The issuance by the Company or any of its subsidiaries or other affiliates of equity or debt securities to persons other than WCOF; and

(C)           The contribution of capital, other assets, or services by any person other than the Company to the Company, any partnership, limited liability company, joint venture, or other similar arrangement (e.g., any drilling joint venture or partnership) in which the Company has a direct or indirect (e.g., through an affiliate or subsidiary) ownership interest.

(b)           MATURITY DATE.

(i)            The due date of that certain scheduled principal payment of $3,750,000 that was to be prepaid prior to maturity under the Secured Loan, and the maturity date of the remainder of the principal of the Secured Loan, are hereby extended to December 31, 2011 (as of which date the entire unpaid principal of, all accrued and unpaid interest on, and all other accrued and unpaid charges on the Secured Loan shall be due and payable in full).

(ii)           The maturity date of the Exit Financing Facility is hereby extended until December 31, 2011 (as of which date the entire unpaid principal of, all accrued and unpaid interest on, and all other accrued and unpaid charges on the Exit Financing Facility shall be due and payable in full).

(c)           WAIVER OF PREPAYMENT PREMIUMS.  The Company at any time after the Effective Date of this Agreement may prepay the Secured Loan or the Exit Financing Facility without having to pay the ten percent (10%) prepayment premium otherwise due to WCOF under the terms of the loan documents evidencing or security such Secured Loan or Exit Financing Facility, as applicable.

2.             MISCELLANEOUS.  Except as expressly modified above, the Plan, the documents and instruments evidencing and securing the Secured Loan, and the documents and instruments evidencing the Exit Financing Facility, and the obligations of each of the parties under the Plan and each and every other such document, are hereby ratified and confirmed and remain in full force and effect.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of this Agreement shall govern.  All capitalized terms that appear in this Agreement and are not defined herein shall have the meaning ascribed thereto in the Plan.  This Agreement, may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on each signatory thereto.  A copy of this Agreement that is executed by a party and delivered by that party to any other party by facsimile or email shall be binding on the signatory to the same extent as a copy hereof containing the signatory’s original signature.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment, effective as of the Effective Date identified above.

“WCOF:”		“COMPANY:”

WEST COAST OPPORTUNITY FUND, LLC, a Delaware limited liability company		BLACK RAVEN ENERGY, INC., a Nevada corporation

By	/s/ Atticus Lowe	By	/s/ W. F. Hayworth
	Name: Atticus Lowe		Name: W. F. Hayworth
	Title: CIO of Managing Member		Title: President and CEO

“COMMITTEE:”

OFFICIAL COMMITTEE OF UNSECURED CREDITORS APPOINTED BY

THE BANKRUPTCY COURT IN THE COMPANY’S BANKRUPTCY CASE

By	/s/ Barry Zelin
Name: Barry Zelin
Title:

By	/s/ Martin B. Bernstein
Name: Martin B. Bernstein
Title: Chairman

By	/s/ Rachel Bedford
Name: Rachel Bedford
Title:

By	/s/ Barry J. Goldstein
Name: Barry J. Goldstein
Title:

By	/s/ Douglas M. Polinsky
Name: Douglas M. Polinsky
Title:

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